EXHIBIT 21

List of Subsidiaries

NAME OF SUBSIDIARY	STATE/PROVINCE OF FORMATION

STORE Capital Advisors, LLC	Arizona
STORE Capital Acquisitions, LLC	Delaware
STORE Investment Corporation	Delaware
STORE SPE Warehouse Funding, LLC	Delaware
STORE SPE Kitchener Holding ULC	British Columbia
STORE Master Funding I, LLC	Delaware
STORE Master Funding II, LLC	Delaware
STORE Master Funding III, LLC	Delaware
STORE Master Funding IV, LLC	Delaware
STORE Master Funding V, LLC	Delaware
STORE Master Funding VI, LLC	Delaware
STORE Master Funding VII, LLC	Delaware
STORE Master Funding VIII, LLC	Delaware
STORE Master Funding IX, LLC	Delaware
STORE Master Funding X, LLC	Delaware
STORE Master Funding XI, LLC	Delaware
STORE Master Funding XII, LLC	Delaware
STORE Master Funding XIII, LLC	Delaware
STORE Master Funding XIV, LLC STORE Master Funding XV, LLC STORE Master Funding XVI, LLC	Delaware Delaware Delaware
STORE SPE 1200 Lincoln, LLC	Delaware
STORE SPE Applebee’s 2013-1, LLC STORE SPE Argonne 2017-5, LLC	Delaware Delaware
STORE SPE Ashley CA, LLC	Delaware
STORE SPE Austin 2013-6, LLC	Delaware
STORE SPE AVF I 2017-1, LLC	Delaware
STORE SPE AVF II 2017-2, LLC	Delaware
STORE SPE Belle, LLC	Delaware
STORE SPE Berry 2014-4, LLC	Delaware
STORE SPE Byron 2013-3, LLC STORE SPE Cabela’s 2017-3, LLC STORE SPE Cabela’s 2017-4, LLC	Delaware Delaware Delaware
STORE SPE Cicero 2013-4, LLC	Delaware
STORE SPE Columbia, LLC	Delaware
STORE SPE Corinthian, LLC	Delaware
STORE SPE LA Fitness 2013-7, LLC	Delaware
STORE SPE Live Oak 2013-5, LLC	Delaware
STORE SPE Mills Fleet 2016-1, LLC STORE SPE Mills Fleet II 2017-7, LLC	Delaware Delaware
STORE SPE O’Charley’s, LLC	Delaware
STORE SPE Parker 2014-3, LLC	Delaware

STORE SPE Perth Amboy 2014-1, LLC STORE SPE Ruby Tuesday 2017-8, LLC	Delaware Delaware
STORE SPE St. Augustine 2013-2, LLC	Delaware
STORE SPE Securities Holding, LLC	Delaware
STORE SPE Starplex, LLC	Delaware

STORE SPE State College 2013-8, LLC	Delaware
STORE SPE Sunrise, LLC	Delaware
STORE SPE Swensons 2016-2, LLC	Delaware
STORE SPE USLBM 2017-6, LLC	Delaware